Exhibit 10.15

                    FINANCIAL PLANNING REIMBURSEMENT PROGRAM

The Financial Planning Reimbursement Program (the "Plan") is designed to help you in your personal financial planning by sharing the expense of assistance in this complex area. This program is voluntary and the choice of advisors is your personal decision.

With the complexity of personal tax laws and investment opportunities increasing, the Company is pleased to offer you personal financial planning - an individualized financial management benefit program. This benefit can provide additional peace of mind by assisting you in maximizing your pre and post-tax dollars and ensuring their productive employment.

I.   ELIGIBILITY

     The class of employees eligible for coverage under this Plan consists of:

     Chief Executive Officer of the Company.

     Executives of the Company or its affiliates authorized by Chief Executive Officer.

     Service will cease when you are no longer actively employed by the Company except in the case of your death while actively employed. In this event, currently employed services will extend to your estate for one year. You can participate in this Plan as long as you continue to meet the eligibility requirements.

II.  COVERED SERVICES AND EXPENSES

     Eligibility for covered services and expenses consists of reimbursement for the types of services listed below or as determined by the Director, Human Resources.

     A.   Overall financial planning and preparation of documents related to:

               Investments
               Cash flow and budgeting
               Estate
               Tax
               Retirement
               Insurance
               Educational funding
               Company compensation and benefits
               Software for any of the above having a price in excess of $500.



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III. SERVICES EXCLUDED

     A. Financial service commissions such as broker's fees and mutual fund fees.

     B. Fees related to employee's (or spouse's) "active" financial interest or legal obligations in any outside business, except to the extent of direct impact on the preparation of the executive's tax returns.

     C.   Trust fees to banks or other financial institutions.

IV. REIMBURSEMENT

     A. You exclusively manage your own services including selection of advisors.

     B.   You pay your own bills.

     C. The Company will reimburse you in accordance with the reimbursement table below for all financial planning, counseling, eligible legal services, and tax preparation giving you a personal stake in all services you select and manage. Simply submit paid bills to the Director, Human Resources.

     D.   The following table lists maximum reimbursable limits:


             Position           Aggregate Annual              % of Reimbursement
             --------           ----------------              ------------------

             Chief Executive    $15,000 Per Annum                    100%
                Officer

             Other Executives   Benefit not presently offered         -



     This program will be administered on a calendar year basis with December 31st ending the first "year" of eligibility for all participants regardless of when you became eligible that year. Any services rendered during a calendar year shall be submitted for reimbursement by not later than sixty
     (60) days following the end of the calendar year. (For example, calendar year tax return preparation in March or succeeding months shall be reimbursable in the succeeding year rather than the year for which the tax return pertains.)



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V.   CHOICE OF ADVISORS

     You are free to choose any financial planning, accounting, legal or tax consultants. The Company neither recommends nor endorses any advisor nor firm. It is up to you to decide which firm meets your needs. The Company does not assume responsibility for your selection of firms nor the results of services you receive.

VI.  TAX DEDUCTIBILITY AND WITHHOLDING

     Reimbursements will be taxable income to you and will be handled as such by the Company.

     Reimbursements are not used in calculating benefit earnings for Company benefit plans.

VII. AMENDMENT AND TERMINATION

     The Company may modify or terminate the Plan or any participant's participation in the Plan without prior notice or obligation to reimburse any participant for any amount incurred and not submitted prior to such notification or termination.



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